Exhibit 99.1

BEST DOCTORS HOLDINGS, INC.
Condensed Consolidated Financial Statements
June 30, 2017 and December 31, 2016

BEST DOCTORS HOLDINGS, INC.

Table of Contents

Page
Condensed Consolidated Financial Statements:
Condensed Consolidated Balance Sheets	2–3
Condensed Consolidated Statements of Operations and Comprehensive Loss	4
Condensed Consolidated Statements of Cash Flows	5
Notes to Condensed Consolidated Financial Statements	6

BEST DOCTORS HOLDINGS, INC.
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands, except share data)

	June 30, 2017	December 31, 2016
Assets
Current assets:
Cash and cash equivalents	$12,982	20,151
Accounts receivable, net	10,333	9,567
Current income taxes receivable	586	—
Prepaid expenses and other current assets	2,581	1,788
Total current assets	26,482	31,506
Property and equipment	33,190	29,718
Less accumulated depreciation and amortization	(21,963)	(20,887)
Total property and equipment, net	11,227	8,831
Other assets:
Intangible assets:
Goodwill	23,316	23,316
Intangible assets, net	5,173	5,801
Total Intangible assets, net	28,489	29,117
Security deposits and other assets	514	526
Long term deferred tax assets	117	117
Other receivable	2,739	2,858
Total assets	$69,568	72,955

(Continued)

BEST DOCTORS HOLDINGS, INC.
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands, except share data)

	June 30,	December 31,
	2017	2016
Liabilities and Stockholders’ Deficit
Current liabilities:
Accounts payable	$533	1,439
Accrued expenses	5,598	7,755
Accrued payroll and commissions	4,652	8,912
Current portion of notes payable and line of credit	8,614	4,101
Current portion of convertible debt	29,793	—
Deferred revenue	2,085	1,886
Current portion of income tax payable	45	751
Warrant liability	5,506	3,131
Total current liabilities	56,826	27,975
Other liabilities:
Long term convertible notes payable	—	19,302
Long term notes payable	—	4,941
Long term tax liability	1,168	1,124
Long term deferred revenue	580	103
Long term deferred tax liability	779	779
Total liabilities	59,353	54,224
Commitments and Contingencies (note 11)
Preferred stock:
Series G, I, J, K and K-1 $0.01 par value, 5,449,491 shares authorized at June 30, 2017 and December 31, 2016; 1,961,524 shares issued and outstanding (liquidation preferences of $44,458) at June 30, 2017; 1,903,474 shares issued and outstanding (liquidation preferences of $43,529) and December 31, 2016.	40,084	38,923
Stockholders’ deficit:
Common stock:
$0.01 par value, 10,000,000 shares authorized at June 30, 2017 and December 31, 2016; 6,656,460 shares issued and outstanding at June 30, 2017; 6,636,460 shares issued and outstanding at December 31, 2016;	67	67
Additional paid-in capital	61,214	60,838
Accumulated other comprehensive loss	(2,606)	(3,004)
Accumulated deficit	(88,544)	(78,093)
Total stockholders’ deficit	(29,869)	(20,192)
Total liabilities and stockholders’ deficit	$69,568	72,955

See accompanying notes to condensed consolidated financial statements.

BEST DOCTORS HOLDINGS, INC.
Condensed Consolidated Statements of Operations and Comprehensive Loss
(Unaudited)
(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Services revenue	$25,332	24,439	49,388	47,107
Cost of services revenue	7,427	9,186	15,957	17,271

Gross margin	17,905	15,253	33,431	29,836
Selling, general, and administrative expenses	14,901	13,910	28,954	27,279
Income from operations	3,004	1,343	4,477	2,557
Other income (expenses):
Foreign currency transaction loss	(192)	(98)	(224)	(254)
Gain on sale	—	—	2,369	—
Interest expense, net	(12,279)	(3,247)	(13,671)	(4,693)
Other expense	(2,538)	(127)	(2,503)	(247)
Other expense	(15,009)	(3,472)	(14,029)	(5,194)
Loss from operations before income tax expense	(12,005)	(2,129)	(9,552)	(2,637)
Income tax expense	(162)	(50)	(313)	(100)
Net loss	$(12,167)	(2,179)	(9,865)	(2,737)
Comprehensive loss:
Net loss	$(12,167)	(2,179)	(9,865)	(2,737)
Foreign currency translation adjustment	(138)	—	398	(1,037)
Other comprehensive income (loss), net of tax	(138)	—	398	(1,037)
Comprehensive loss	$(12,305)	(2,179)	(9,467)	(3,774)

See accompanying notes to condensed consolidated financial statements.

BEST DOCTORS HOLDINGS, INC.
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(In thousands)

	Six Months Ended June 30,
	2017	2016
Cash flows from operating activities:
Net loss	$(9,865)	(2,737)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	1,705	1,577
Gain on sale of business	(2,369)	—
Stock-based compensation expense	656	351
Change in warrant liability	2,374	1,832
Change in fair value of convertible notes payable	10,363	1,448
Changes in operating assets and liabilities, net of effects of acquisition and disposition:
Accounts receivable	(1,167)	(1,589)
Prepaid expenses and other assets	(1,518)	(96)
Other noncurrent assets	138	(311)
Accounts payable, accrued expenses and other current liabilities	(7,450)	396
Deferred revenue	134	663
Net cash (used in) provided by operating activities	(6,999)	1,534
Cash flows from investing activities:
Proceeds from sale of business, net of $1,545 cash transferred out with sale (note 12)	2,481	—
Purchases of property and equipment	(3,508)	(1,018)
Net cash used in investing activities	(1,027)	(1,018)
Cash flows from financing activities:
Proceeds from exercise of options to purchase common stock	48	66
Repayments on note payable and line of credit	(36)	176
Proceeds from issuance of Series K preferred stock	575	—
Net cash provided by financing activities	587	242
Effect of exchange rate changes on cash	270	134
Net (decrease) increase in cash and cash equivalents	(7,169)	892
Cash and cash equivalents, beginning of period	20,151	7,151
Cash and cash equivalents, end of period	$12,982	8,043

See accompanying notes to condensed consolidated financial statements.

BEST DOCTORS HOLDINGS, INC.

Notes to Condensed Consolidated Financial Statements

June 30, 2017 and December 31, 2016

(1)         Organization and Nature of Business

Best Doctors Holdings, Inc. (the Company) provides technology innovations and services to help employers, health plans and provider organizations ensure that their members combat medical uncertainty with access to the best medical minds. Core services include, but are not limited to, Critical Care InterConsultation® (addresses the highly complex, time-sensitive needs of members requiring acute, in-patient care via immediate expert guidance), InterConsultation® (provides members and their treating physicians with an in-depth analysis and complete case review from nationally renowned experts in the member’s condition), Ask the ExpertSM (enables members to get specific answers to personal health care questions from nationally renowned experts), and Find a Best DoctorSM (identifies expert physicians best suited to help initiate hands-on care for members who do not yet have a diagnosis, or who are looking for a new treating physician). These services are sold mainly in the United States (U.S.), Europe, Canada and Japan. The Workers Compensation “CatCare Program” and “Legacy Program,” available in the U.S., provide case review with guidance from top experts in trauma, rehabilitation and other specialties, helping to reduce errors and ensure that best practices are being followed (collectively, these services are referred to herein as Services).

(2)         Significant Accounting Policies

(a)     Basis of Presentation and Principles of Consolidation

These unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States (GAAP) and applicable rules and regulations of the Securities and Exchange Commission regarding interim financial reporting, and include the accounts of the Company’s wholly owned subsidiaries. Certain information and note disclosures normally included in the financial statements prepared in accordance with GAAP have been condensed or omitted pursuant to such rules and regulations.

The interim condensed consolidated balance sheet as of June 30, 2017, the condensed consolidated statements of operations and comprehensive loss for the three and six months ended June 30, 2017 and 2016, and cash flows for the six months ended June 30, 2017 and 2016 are unaudited.

The unaudited condensed consolidated financial statements have been prepared on the same basis as the annual consolidated financial statements and reflect, in the opinion of management, all normal recurring adjustments necessary to present fairly the Company’s consolidated financial position and the consolidated results of operations, comprehensive loss and cash flows for the interim periods presented but are not necessarily indicative of the results of operations to be anticipated for the full year ending December 31, 2017 or any other period. Certain information and note disclosures normally included in the financial statements prepared in accordance with GAAP have been condensed or omitted for interim reporting purposes.

The condensed consolidated balance sheet as of December 31, 2016 included herein was derived from the audited consolidated financial statements as of that date. These interim condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements and related notes for the year ended December 31, 2016.

The consolidated financial statements include the accounts of Best Doctors Holdings, Inc. and its wholly owned subsidiaries.

(Continued)

BEST DOCTORS HOLDINGS, INC.

Notes to Condensed Consolidated Financial Statements

June 30, 2017 and December 31, 2016

All intercompany transactions and balances have been eliminated in consolidation.

(b)     Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that impact the reported amounts of assets and liabilities and disclosures in the condensed consolidated financial statements. Estimates also impact the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

(c)      Foreign Currency

The functional currency for each of the Company’s foreign subsidiaries is the local currency. All assets and liabilities denominated in a foreign currency are translated into U.S. dollars at the exchange rate on the balance sheet date. Revenues and expenses are translated at the weighted average exchange rate during the period. Cumulative translation gains or losses are included as a separate component of stockholders’ equity and reported as a part of accumulated other comprehensive income.

Foreign currency gains and losses on transactions denominated in a currency other than the respective subsidiary’s functional currency are included in other income (loss) in the accompanying condensed consolidated statements of operations and comprehensive loss.

The company recorded foreign currency transaction losses of $192 and $224 for the three and six months ended June 30, 2017, respectively and $98 and $254 for the three and six months ended June 30, 2016, respectively. The Company has not utilized hedging strategies with respect to such foreign exchange exposure.

(d)     Comprehensive Loss

Comprehensive loss includes all changes in stockholders’ equity during a period other than those resulting from investments by and distributions to stockholders. Comprehensive loss includes net loss and other comprehensive loss. The Company’s other comprehensive loss includes foreign currency translation adjustments and unrealized loss on investments.

The accumulated balances for each item of other comprehensive loss are as follows:

	Foreign currency	Accumulated other comprehensive loss

Ending balance, December 31, 2016	(3,004)	(3,004)
Other comprehensive loss for the six month period net of tax effect of $0	398	398
Ending balance, June 30, 2017	$(2,606)	(2,606)

(Continued)

BEST DOCTORS HOLDINGS, INC.

Notes to Condensed Consolidated Financial Statements

June 30, 2017 and December 31, 2016

(e) Services Revenue Recognition

Revenues are recognized when persuasive evidence of an arrangement exists, the services are performed, the price is fixed or determinable, and there is a reasonable assurance of collection. Services revenues, other than per case fees from customers, are recognized ratably over the contract period. Per case fees are recognized when cases are completed.

Certain services revenue contracts entered into by the Company and its customers have measurable performance guarantees that may require the Company to return partial payment to the customer if certain customer service goals or savings are not realized in a given period. The Company has recorded a reserve in accrued expenses of $1,831 and $1,665 at June 30, 2017 and December 31, 2016, respectively. The Company has recorded a reduction to service revenue of $45 and $378 for the three and six months ended June 30, 2017, respectively and $347 and $694 for the three and six months ended June 30, 2016, respectively, relative to these performance guarantees.

Deferred revenue is recorded in situations where payments are received from customers in advance of providing services. Such amounts are recognized as revenue when the associated services are provided.

(f)        Fair Value of Financial Instruments

Fair value is defined as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurement for assets and liabilities which are required to be recorded at fair value, the Company considers the principal or most advantageous market in which the Company would transact and the market-based risk measurements or assumptions that market participants would use in pricing the asset or liability, such as inherent risk, transfer restrictions and credit risk.

The carrying amounts reported on the condensed consolidated balance sheets for cash and cash equivalents approximate fair value based on the on-demand nature of cash and the short-term maturity and the daily pricing mechanisms for cash equivalents. Other assets and liabilities with short-term and intermediate-term maturities and defined settlement amounts, including receivables, payables, and accrued liabilities, are reported at their contractual amounts, which approximate fair value. Debt balances, other than convertible notes which are reported using the fair value option, approximate the carrying amount.

(g)     Concentration of Credit Risk

The Company places its cash and cash equivalents in highly rated financial institutions, which are continually reviewed by senior management for financial stability. All “noninterest bearing” transaction accounts held in the U.S. are fully insured, regardless of the balance of the account. Generally, the Company’s cash and cash equivalents in U.S. interest-bearing accounts and in foreign countries exceed financial depository insurance limits. Based on the institutions in which funds are held, the Company believes that its cash and cash equivalents are not exposed to significant credit risk.

(Continued)

BEST DOCTORS HOLDINGS, INC.

Notes to Condensed Consolidated Financial Statements

June 30, 2017 and December 31, 2016

(h) Goodwill and Intangible Assets

Goodwill represents the excess of the aggregate purchase price over the fair value of the net assets acquired in a business combination and is reviewed for impairment at least annually. Accounting Standards Codification Topic 350, Intangibles — Goodwill and Other, (ASC 350) permits the assessment of qualitative factors to determine whether events and circumstances lead to the conclusion that it is necessary to perform the two-step goodwill impairment test required under ASC 350. The qualitative assessment management performs takes into consideration the following factors: general economic conditions, industry specific performance, and changes in carrying value of the reporting unit.

In the first step of the two-step test, the fair value of the reporting unit is compared with its carrying value (including goodwill). If the fair value of the reporting unit is less than its carrying value, an indication of goodwill impairment exists for the reporting unit and the enterprise must perform step two of the impairment test (measurement). In step two, an impairment loss is recognized for any excess of the carrying amount of the reporting unit’s goodwill over the implied fair value of that goodwill. The implied fair value of goodwill is determined by allocating the fair value of the reporting unit in a manner similar to a purchase price allocation. The residual fair value after this allocation is the implied fair value of the reporting unit goodwill.

Fair value of the reporting unit is determined using income and market methodologies based on management’s estimates of forecasted cash flows and market value. If the fair value of the reporting unit exceeds its carrying value, step two need not be performed.

Goodwill and intangible assets with indefinite lives are evaluated annually for impairment and whenever changes in conditions indicate that the fair value is more likely than not below its carrying value. No impairment charges were recorded during the three and six months ended June 30, 2017 and 2016.

Identifiable intangible assets with definite lives are amortized on a straight-line basis over their estimated useful lives, which are 3 to 10 years from the date of original acquisition. Identifiable intangible assets consist of customer contracts, acquired technology, noncompetition contracts, and trade names.

(i)        Long-Lived Assets

Long-lived assets, such as property and equipment, and intangible assets subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If circumstances require a long-lived asset or asset group be tested for possible impairment, the Company first compares undiscounted cash flows expected to be generated by that asset or asset group to its carrying amount. If the carrying amount of the long-lived asset or asset group is not recoverable on an undiscounted cash flow basis, an impairment expense is recognized to the extent that the carrying amount exceeds its fair value. Fair value is determined through various valuation techniques including discounted cash flow models, quoted market values and third-party independent appraisals, as considered necessary.

(Continued)

BEST DOCTORS HOLDINGS, INC.

Notes to Condensed Consolidated Financial Statements

June 30, 2017 and December 31, 2016

(j)            Stock-Based Compensation

Stock-based compensation is measured at the grant date, based upon the fair value of the award, and is recognized as an expense over the employee’s requisite service period (generally the vesting period of the equity grant).

The Company periodically grants stock options for a fixed number of shares of common stock to its employees, directors, and nonemployee contractors, with an exercise price greater than or equal to the fair market value of its common stock at the date of the grant. The Company’s stock-based compensation arrangements vest over periods of up to four years.

The Company recorded stock-based compensation expense of $328 and $656 for the three and six months ended June 30, 2017, respectively and $351 and $702 for the three and six months ended June 30, 2016, respectively, which is included in selling, general and administrative expenses in the condensed consolidated statements of operations and comprehensive loss.

The Company estimates the fair value of stock options using a Black-Scholes valuation model. Key inputs used to estimate the fair value of stock options include the exercise price of the award, the expected option term, expected stock price volatility which is calculated using the volatility rates of comparable companies as the Company is not publicly traded, the risk-free interest rate from U.S. Treasury bonds, and the Company’s expected annual dividend yield. The total fair value is reduced by estimated forfeitures.

(k)     Recent Accounting Pronouncements

In May 2014 the FASB issued ASU 2014-09, Revenue from Contracts with Customers, which requires us to recognize revenue when a customer obtains control rather than when we have transferred substantially all risks and rewards of a good or service and requires expanded disclosures. ASU 2014-09, as amended, is effective for us beginning January 1, 2019. We have not yet determined whether we will adopt the provisions of ASU 2014-09 on a retrospective basis or through a cumulative adjustment to equity. We do not expect the adoption of ASU 2014-09 to be material to our consolidated financial statements. We continue to assess the overall impact the adoption of ASU 2014-09 will have on our consolidated financial statements, and anticipate testing our new controls and processes designed to comply with ASU 2014-09 to permit adoption by January 1, 2019.

In February 2016, the FASB issued ASU No. 2016-02, Leases, replacing existing lease accounting guidance. The new standard introduces a lessee model that would require entities to recognize assets and liabilities for most leases, but recognize expenses on their income statements in a manner similar to current accounting. The ASU does not make fundamental changes to existing lessor accounting. However, it modifies what qualifies as a sales-type and direct financing lease and related accounting and aligns a number of the underlying principles with those of the new revenue standard, ASU No. 2014-09, such as evaluating how collectability should be considered and determining when profit can be recognized. The guidance eliminates existing real estate-specific provisions and requires expanded qualitative and quantitative disclosures. The standard requires modified retrospective transition by which it is applied at the beginning of the earliest comparative period presented in the year of adoption. For Best Doctors, the ASU is effective January 1, 2020. The Company is currently assessing this ASU’s impact on Best Doctors’ consolidated results of operations and financial condition.

(Continued)

BEST DOCTORS HOLDINGS, INC.

Notes to Condensed Consolidated Financial Statements

June 30, 2017 and December 31, 2016

In March 2016, the FASB issued ASU 2016-09, Compensation — Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting. ASU No. 2016-09 changed aspects of the accounting for share-based payment award transactions, including: (1) accounting for income taxes; (2) classification of excess tax benefits on the statement of cash flows; (3) forfeitures; (4) minimum statutory tax withholding requirements; and (5) classification of employee taxes paid on the statement of cash flows when an employer withholds shares for tax-withholding purposes. The provisions of ASU 2016-02 are effective for annual periods beginning after December 15, 2017, with early adoption permitted. The Company is currently evaluating the impact of the adoption of this ASU on its consolidated financial statements.

In January 2017, the FASB issued ASU 2017-04, Intangibles — Goodwill and Other (Topic 350): Simplifying the Accounting for Goodwill Impairment. ASU 2017-04 eliminates Step 2 of the two-step impairment test, which requires entities to calculate the implied fair value of goodwill to measure a goodwill impairment charge. Rather, entities will record an impairment charge based on the excess of a reporting unit’s carrying amount over its fair value, as computed in Step 1. Entities may continue to perform the qualitative goodwill impairment assessment to determine whether the quantitative impairment test is necessary. The provisions of ASU 2017-04 are effective for annual periods beginning after December 15, 2021, with early adoption permitted for annual goodwill impairment tests performed after January 1, 2017.

(3)         Related Party Transactions

The Company earns revenues from certain investors in the Company. During the three and six months ended June 30, 2017, the Company recorded $2,327 and $4,412, respectively and the three and six months ended June 30, 2016 the Company recorded $123 and $241, respectively of revenue pursuant to such agreements which were included in service revenues in the condensed consolidated statements of operations and comprehensive loss, respectively.

(4)         Property and Equipment

Property and equipment as of June 30, 2017 and December 31, 2016 are as follows:

	2017	2016
Equipment and hardware	$4,961	4,772
Software	22,758	19,427
Furniture and fixtures	1,039	1,100
Capital equipment lease	1,869	1,869
Leasehold improvements	2,563	2,550
Accumulated depreciation and amortization	(21,963)	(20,887)
Total property and equipment, net	$11,227	8,831

The Company recorded depreciation and amortization expense of $662 and $1,076 for the three and six months ended June 30, 2017, respectively and $464 and $945 for the three and six months ended June 30, 2016, respectively.

(Continued)

BEST DOCTORS HOLDINGS, INC.

Notes to Condensed Consolidated Financial Statements

June 30, 2017 and December 31, 2016

(5)         Goodwill and Intangible Assets

The following table presents the carrying amount of goodwill and indefinite-lived intangible assets:

		Indefinite life intangible
	Goodwill	assets
Balance at December 31, 2016	$23,316	733
2017 Additions	—	—
Balance at June 30, 2017	$23,316	733

The following table presents changes in the carrying amount of definite-lived intangible assets for fiscal 2017 and 2016:

	Trademarks	Technology	Customer contracts	Noncompete agreements
Balance at December 31, 2016	$315	7,130	1,683	342
Accumulated amortization	(304)	(2,364)	(1,392)	(342)
December 31, 2016, net	$11	4,766	291	—
Balance at December 31, 2016	$315	7,130	1,683	342
2017 Additions	—	—	—	—
Balance at June 30, 2017	315	7,130	1,683	342
Accumulated amortization	(305)	(2,773)	(1,610)	(342)
June 30, 2017, net	$10	4,357	73	—

Amortization expense of $303 and $628 was recorded in the three and six months ended June 30, 2017, respectively and $314 and $628 was recorded in the three and six months ended June 30, 2016, respectively.

Future annual amortization expense of intangible assets is as follows:

2017 — remainder of year	$375
2018	608
2019	608
2020	608
2021	608
Thereafter	1,633
$4,440

(Continued)

BEST DOCTORS HOLDINGS, INC.

Notes to Condensed Consolidated Financial Statements

June 30, 2017 and December 31, 2016

(6)         Convertible Notes

2014 Notes

On August 29, 2014, the Company entered into a Loan and Security Agreement for $21,535 of convertible promissory notes (the Convertible Notes or Notes), maturing on August 29, 2019. The Notes were issued to the owners of Rise in connection with the acquisition of Rise by the Company.

The Notes bear interest at 5% per annum, which is payable quarterly in arrears and accrued until the outstanding principal is paid in full at maturity. The notes are voluntarily pre-payable by the Company (in full) at any time and become due 180 days following an initial public offering. The Convertible Notes and any accrued and unpaid interest are convertible at the option of the holder at any time following an initial public offering or change in control into shares of the Company’s common stock, up to a conversion cap. The conversion price is 85% of the consideration per share of Company common stock to be paid in such initial public offering, or consideration per share to be paid in such change of control, determined on a fully diluted basis assuming conversion of all Convertible Notes. The conversion cap is the number of shares of Company common stock equal to the sum of (a) a specified number of shares of Company common stock plus (b) a percentage of the number of additional shares of Company’s common stock issued between July 8, 2014 and the date of such initial public offering or change in control.

Under provisions of the Convertible Notes, without the prior written consent of the majority of the holders of the Notes, the Company shall not (a) repurchase or redeem any stock or other security (other than employee or director stock subject to a stock repurchase agreement or stock restriction agreement upon termination of employment), (b) incur over $16,000 of debt, (c) pay dividends or distributions of over $2,000 in any given year, (d) incur certain indebtedness to affiliates, (e) pay management or similar fees in excess of customary compensation in the ordinary course of business, or (f) enter into affiliate agreements on terms less favorable than third party arms-length terms. The Company also is required to reserve for the value of the shares of common stock issuable under the conversion terms of the Convertible Notes.

In November 2015, the Company entered into an amendment with the Note Holders to raise the debt cap to $19,000 and defer payment of interest for 1 year. The Company agreed to raise the interest rate from 5% to 6% for that year. In addition, upon the execution of the amendment in November 2015, the Company issued the lenders warrants to purchase 60,000 shares of common stock at a per share exercise price of $15.63. The warrants are immediately exercisable upon issuance, and other than in connection with an IPO, will expire on the ten-year anniversary of the date of issuance. The fair value of the warrants was estimated at $487 at the issuance date of November 5, 2015 using a Black-Scholes model and assuming: (i) expected volatility of 39%, (ii) risk free interest rate of 2.26%, (iii) an expected life of 10 years and (iv) no dividend payments. The fair value of the warrants was recorded as debt financing costs on the consolidated balance sheet, and will be amortized to interest expense over the term of the loan. All such warrants were outstanding as of December 31, 2016 and 2015.

In April 2016, the Company awarded the Note Holders with an additional 30,000 warrants as the Series K financing had not completed in time per the November 2015 amendment. The warrants are immediately exercisable upon issuance, and other than in connection with an IPO, will expire on the ten-year anniversary of the date of issuance. The fair value of the warrants was estimated at $235 at the issuance date of November 5, 2015 using a Black-Scholes model and assuming: (i) expected volatility of 39%, (ii) risk free interest rate of 1.88%, (iii) an expected life of 10 years and (iv) no dividend payments. The fair value of the warrants was recorded as debt financing costs on the consolidated balance sheet, and will be

(Continued)

BEST DOCTORS HOLDINGS, INC.

Notes to Condensed Consolidated Financial Statements

June 30, 2017 and December 31, 2016

amortized to interest expense over the term of the loan. All such warrants were outstanding as of December 31, 2016 and 2015.

Upon issuance, the Company elected to record the Convertible Notes at fair value, which was $29,793 and $19,829 as of June 30, 2017 and December 31, 2016, respectively.

The loss recognized in interest expense as a result of the change in the fair value of the Company’s Convertible Notes was $9,215 and $9,964 for the three and six months ended June 30, 2017, respectively and $655 and $2,138 for the three and six months ended June 30, 2016, respectively. Contractual interest expense recorded on the Company’s Convertible Notes was $285 and $567 for the three and six months ended June 30, 2017 and $332 and $659 for the three and six months ended June 30, 2016, respectively.

Fair Value Option

ASC Subtopic 825-10 provides entities with an option to measure many financial instruments and certain other items at fair value. Under this guidance, unrealized gains and losses on items for which the fair value option has been elected are reported in earnings at each reporting period. As a result of the Company electing this option, the Company records the Convertible Notes at fair value. The Company records these notes at fair value in order to measure the liability at an amount that more accurately reflect the current economic environment in which the Company operates.

The following table presents the difference between the aggregate fair value and the aggregate unpaid principal balance of the Convertible Notes recorded at fair value:

		Aggregate
	Aggregate	unpaid principal
	fair value	balance of
	of Convertible	Convertible	Fair value
	Notes at	Notes at	over unpaid
	June 30,	June 30,	principal
	2017	2017	balance

Total Convertible Notes	$29,793	22,743	7,050
Less unamortized debt issuance cost	429	—	—
Note payable, net	$29,364	22,743	7,050

(Continued)

BEST DOCTORS HOLDINGS, INC.

Notes to Condensed Consolidated Financial Statements

June 30, 2017 and December 31, 2016

(7)         Fair Value Measurements

All financial instruments are measured and reported at fair value. The fair value hierarchy requires the Company to use observable market data, when available, and to minimize the use of unobservable inputs when determining fair value. The Company determines fair value based on assumptions that market participants would use in pricing an asset or liability in the principal or most advantageous market. When considering market participant assumptions in fair value measurements, the following fair value hierarchy distinguishes between observable and unobservable inputs, which are categorized in one of the following levels:

•                  Level 1 Inputs: Unadjusted quoted prices in active markets for identical assets or liabilities accessible to the reporting entity at the measurement date.

•                  Level 2 Inputs: Other than quoted prices included in Level 1, inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the asset or liability.

•                  Level 3 Inputs: Unobservable inputs for the asset or liability used to measure fair value to the extent that observable inputs are not available, thereby allowing for situations in which there is little, if any, market activity for the asset or liability at measurement date.

Fair Value Hierarchy

A description of the valuation techniques applied to the Company’s major categories of assets and liabilities measured at fair value on a recurring basis are as follows:

The fair value of the Convertible Notes was determined by utilizing a probability weighted discounted cash flow analysis which took into consideration market and general economic events as well as the Company’s financial results and other data available. This analysis determined the amount to be paid on the notes in either cash or shares at the occurrence of certain events in which the Convertible Notes would be converted into shares of the Company’s common stock or would be repaid to the holders of the Notes in cash. The probability weighted discounted cash flow analysis utilized assumptions related to the probability of the occurrence of each of the various events and appropriate discount rates for each of the scenarios.

Given that the valuation of the Convertible Notes utilized several unobservable inputs, the Company determined that the valuation of the Convertible Notes is a Level 3 valuation.

The following table presents a roll-forward of the fair value of Level 3 (significant unobservable inputs) Convertible Notes:

Total
Convertible
Notes

Balance at December 31, 2016	$19,829
Change in fair value included in interest expense	9,964
Balance at June 30, 2017	$29,793

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BEST DOCTORS HOLDINGS, INC.

Notes to Condensed Consolidated Financial Statements

June 30, 2017 and December 31, 2016

(8)         Debt

Note Payable and Line of Credit

The Company entered into a Note Payable — Pledge and Assignment Agreement (Loan and Security Agreement) with Silicon Valley Bank (SVB) totaling $5,000 in 2013. In 2014, the Company entered into a line of credit arrangement with SVB for advances up to approximately $3,000, secured by qualifying accounts receivable and subject to certain covenants and additional reporting requirements. LIBOR advances under the arrangement bear interest at the greater of 3.75% or LIBOR plus 2.5%. Prime-rate based advances bear interest at the Prime Rate plus 0.5%. As part of the Loan and Security Agreement, SVB issued standby letters of credit on behalf of the Company. The Company executed amendments to the Loan and Security Agreement during 2015, in which terms were amended to include the following: (i) borrowing capacity of $9,000, (ii) payment of interest only through June 30, 2016, and then straight-line amortization through December 1, 2018, (iii) interest rate for the revolving line of credit equal to the Prime Rate plus 0.5%, and interest for the term loan equal to the Prime Rate plus 0.75%, (iv) prepayment or termination fee of 3% if such payment occurs prior to December 17, 2016, 2% if such payment occurs prior to December 17, 2017, and 1% if such payment occurs on or after December 17, 2017, (v) final payment fee of 7% of the term loan amount. As of June 30, 2017 and December 31, 2016, the outstanding balance for the SVB Loan and Security Agreement was $1,280 and $1,706, respectively. As of June 30, 2017 and December 31, 2016 the interest rate for the revolving line and term loan was 4.5%.

Upon the amendments of the Loan and Security Agreement in December 2015, the Company issued the lenders warrants to purchase 3,199 shares of Preferred Series J at a per share exercise price of $20. The warrants are immediately exercisable upon issuance, and other than in connection with an IPO, will expire on the ten-year anniversary of the date of issuance. The fair value of the warrants was estimated at $45 at the issuance date of December 17, 2015. The fair value of the warrants was recorded as a liability on the consolidated balance sheet, which is being marked-to-market each reporting period, and the value of the warrants at the issuance date was recorded as a debt discount and will be amortized to interest expense over the term of the loan. All such warrants were outstanding as of June 30, 2017 and December 31, 2016. The estimated fair value of the warrants at June 30, 2017 and December 31, 2016 was $85 and $60, respectively.

Loan Agreement

On April 7, 2015, the Company entered into a loan agreement with Eastward Capital (Loan Agreement) maturing on January 31, 2019. The Loan Agreement required payments of interest through December 2015, at which point straight line amortization commenced for three years. The interest rate is 12.5% per annum, payable monthly. This facility has an 8% final payment fee and the Lender has a second priority security interest in the collateral subordinated to Silicon Valley Bank. As of June 30, 2017 and December 31, 2016, the outstanding balance was $5,681 and $7,254, respectively.

In connection with the Loan Agreement, the Company issued Eastward Capital warrants to purchase 50,000 shares of its Series J preferred stock at a per share exercise price of $20.00. The warrants are immediately exercisable upon issuance, and other than in connection with an IPO, will expire on the ten-year anniversary of the date of issuance. The fair value of the warrants was estimated at $605 at the issuance date. The fair value of the warrants was recorded as a liability on the consolidated balance sheet, which is being marked-to-market each reporting period, and the value of the warrants at the issuance date was recorded as a debt discount and will be amortized to interest expense over the term of the loan. All

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BEST DOCTORS HOLDINGS, INC.

Notes to Condensed Consolidated Financial Statements

June 30, 2017 and December 31, 2016

such warrants were outstanding as of June 30, 2017 and December 31, 2016. The estimated fair value of the warrants at June 30, 2017 and December 31, 2016 was $1,309 and $977, respectively.

The Company recorded interest expense of $286 and $595 in the three and six months ended June 30, 2017, respectively and $380 and $668 in the three and six months ended June 30, 2016, respectively, related to the Eastward and SVB loan arrangements.

The following is a schedule of approximate future minimum principal payments under all lines of credit and note payable agreements at June 30, 2017:

2017 — remainder of year	$2,101
2018	4,531
2019	328
Total	$6,960

(9)         Preferred Stock

The Company’s Board of Directors has authorized the issuance of 5,449,491 shares of $0.01 par value preferred stock.

Shares of preferred stock issued and outstanding are as follows:

June 30,
2017
Series:
Series G	$369,822
Series I	751,510
Series J	27,981
Series K	812,111
Total issued and outstanding	$1,961,424

The liquidation preferences for each of the preferred stock series are as follows:

	June 30,	December 31,
	2017	2016
Series J	$773	739
Series K	15,669	15,083
Series I	20,000	20,000
Series G	8,016	7,707
	$44,458	43,529

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BEST DOCTORS HOLDINGS, INC.

Notes to Condensed Consolidated Financial Statements

June 30, 2017 and December 31, 2016

The Series I liquidation preferences does not include accruing dividends of $12,102 as of June 30, 2017. Such dividends are payable only upon declaration by the Board of Directors.

(10)  Income Taxes

The Company’s tax provision for interim periods is determined using an estimate of its annual effective tax rate, adjusted for discrete items arising in that quarter.

In each quarter, the Company updates its estimate of the annual effective tax rate, and if the estimated annual tax rate changes, the Company makes a cumulative adjustment in that quarter.

The Company’s provision for income taxes and effective tax rates were as follows:

	Three months ended June 30,		Six months ended June 30,
	2017	2016	2017	2016

Provision for income taxes	$162	50	$313	100
Loss before income taxes	(12,005)	(2,129)	(9,552)	(2,637)
Effective tax rate	(1)%	(2)%	(3)%	(4)%

The Company maintained a valuation allowance against its deferred tax assets in certain jurisdictions as of June 30, 2017 and December 31, 2016. The Company will continue to evaluate all evidence in all jurisdictions in future periods to determine if a change in valuation allowance against its deferred tax assets is warranted.

(11)  Commitments and Contingencies

Legal Proceedings

There are no legal proceedings pending against or involving the Company that in management’s opinion, based on the current known facts and circumstances, are expected to have a material adverse effect on the Company’s condensed consolidated financial position, cash flow, or results from operations.

(12)  Divestiture

On January 31, 2017, the Company completed the sale of two legal entities comprising the Company’s GCM business for total consideration of $4,025, and recorded a gain on sale of approximately $2,369 in the condensed consolidated statement of operations and comprehensive income during the quarter ended June 30, 2017.

(Continued)

BEST DOCTORS HOLDINGS, INC.

Notes to Condensed Consolidated Financial Statements

June 30, 2017 and December 31, 2016

(13)  Subsequent Events

On July 14, 2017, Teladoc acquired the Company. Under the terms of the transaction, Teladoc acquired 100% of the equity of the Company for $375 million in cash and will assume $65 million of unvested equity interests in the Company, subject to adjustment, bringing the total transaction consideration to approximately $440 million. In connection with that transaction all warrants were converted into common stock and all debt was paid off.